  As filed with the Securities and Exchange Commission on February 27, 1998.

                                                       Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             --------------------
                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             --------------------
                           BAXTER INTERNATIONAL INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                                         36-0781620
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              One Baxter Parkway
                           Deerfield, Illinois 60015
                   (Address of principal executive offices)

                  BAXTER INTERNATIONAL INC. AND SUBSIDIARIES
                           INCENTIVE INVESTMENT PLAN

                           (Full title of the Plan)

                                Jan Stern Reed
                               Corporate Counsel
                           Baxter International Inc.
                              One Baxter Parkway
                           Deerfield, Illinois 60015
                                (847) 948-2000
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------
                                            Proposed maximum         Proposed maximum
Titles of securities   Amount to be         offering price per       aggregate offering      Amount of
to be registered       registered           share                    price                   registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock
$1.00 par value/1/     1,500,000 shares     $55.9375                 $83,906,250             $24,753
---------------------------------------------------------------------------------------------------------------------


/1/ Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

/2/ Computed pursuant to Rule 457(c) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock for February 24, 1998, as reported by The Wall Street Journal under New York Stock Exchange Composite Transactions. This Registration Statement also covers Common Stock of the Registrant to be issued pursuant to the anti-dilution provisions of the Plan.

                                    PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information; Item 2. Registrant Information and Employee Plan Annual Information.

     The documents containing the information required by these items will be given to employees participating in the Baxter International Inc. and Subsidiaries Incentive Investment Plan (the "Plan") and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of the Registration Statement or as an exhibit thereto.

                                    PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Baxter International Inc. (the "Registrant") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

     (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

     (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (iii) the Registrant's current reports on Form 8-K filed on January 29, 1997, March 18, 1997 and February 12, 1998;

     (iv) the descriptions of the Registrant's Common Stock which are contained in the registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such descriptions; and

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Common Share Purchase Rights which are registered under the Exchange Act and which automatically trade at this time with the Common Stock.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. The Registrant's Restated Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.
         --------

      Exhibit Number                             Description
      --------------                             -----------
           4.1                  Summary Plan Description for the Baxter
                                International Inc. and Subsidiaries Incentive
                                Investment Plan

             5 The Registrant hereby undertakes that it: (i) will submit or has submitted the Plan and any amendment thereto to the Internal Revenue
                                Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the Plan.

            15                  Awareness of Price Waterhouse LLP

            23                  Consent of Price Waterhouse LLP

            24 Powers of Attorney of officers/directors of the Registrant

Item 9.  Undertakings.

     (a)  The Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant and the Plan further undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's Annual Report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     THE REGISTRANT Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on February 27, 1998.

                                        BAXTER INTERNATIONAL INC.
                                             (Registrant)

                                        By: /s/ Vernon R. Loucks, Jr.
                                           ---------------------------------
                                        Its: Chief Executive Officer
                                            --------------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                        Title                          Date
                                  Chairman of the Board of
/s/ Vernon R. Loucks, Jr.         Directors, Principal            February 27, 1998
--------------------------------  Executive Officer and           --------------------------
Vernon R. Loucks, Jr.             Director


/s/ Harry M. Jansen Kraemer, Jr.                                  February 27, 1998
--------------------------------  President and Director          --------------------------
Harry M. Jansen Kraemer, Jr.

/s/ Brian P. Anderson                                             February 27, 1998
--------------------------------  Chief Financial Officer,        --------------------------
Brian P. Anderson                 Principal Financial Officer
                                  and Principal Accounting
                                  Officer

*Walter E. Boomer                     Director
*John W. Colloton                     Director
*Susan Crown                          Director
*Pei-yuan Chia                        Director
*Mary Johnston Evans                  Director
*Frank R. Frame                       Director
*Martha R. Ingram                     Director
*Arnold J. Levine                     Director
*Monroe E. Trout, M.D.                Director
*Reed V. Tuckson, M.D.                Director
*Fred L. Turner                       Director; and
*George C. St. Laurent, Jr.           Director

* /s/ Harry M. Jansen Kraemer, Jr.
-------------------------------------           Date: February 27, 1998
By:  Harry M. Jansen Kraemer, Jr.                    ---------------------------
     (attorney-in-fact)

     THE PLAN Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on February 27, 1998.

                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Trustee

                                      By: /s/ David B. Hill
                                         -------------------------

                                      Its: Vice President
                                          ------------------------

                               INDEX TO EXHIBITS

        Exhibit Number                        Description
        --------------                        -----------
           4.1                  Summary Plan Description for the Baxter International Inc. and
                                Subsidiaries Incentive Investment Plan
           15                   Awareness of Price Waterhouse LLP
           23                   Consent of Price Waterhouse LLP
           24                   Powers of Attorney of officers/directors of the Registrant